Exhibit 4.3

                                 VIDEONICS, INC.

                             1996 STOCK OPTION PLAN

                           Effective February 12, 1996


1. Purpose.

          (a) The purpose of this Stock Option Plan (the "Plan") is to provide a means whereby selected eligible employees of VIDEONICS, INC., a California corporation (the "Company") may be given an opportunity to purchase common stock of the Company (the "Common Stock"). The Internal Revenue Code of 1986, is referred to herein as the "Code."

          (b) The Company, by means of the Plan, seeks to retain the services of its current key employees, and to secure and retain the services of new key employees, corporate directors and consultants necessary for the continued improvement of operations.

2. Stock Options.

          (a) Stock options granted pursuant to the Plan may, at the discretion of the Board of Directors of the Company, be granted either as an Incentive Stock Option ("ISO") or as a Nonstatutory Stock Option ("NSO"). An ISO shall mean an option described in Section 422 of the Code. An NSO shall mean any option not meeting the requirements of Section 422 of the Code. An option designated as an NSO will not be treated as an ISO.

          (b) Subject to the limitations of Section 3, below, each non-employee director ("Outside Director") serving on the Board as of August 31st of each year and who does not own more than two percent (2%) of the Company's common stock (taking into account the conversion of all options owned by such Outside Director) will be granted nonstatutory stock options to purchase four thousand five hundred (4,500) shares of the Company's common stock, for so long as they serve as directors of the Company. In addition, each Outside Director newly elected or appointed to the Board after February 11, 1996 will initially be granted options to purchase six thousand (6,000) shares of the Company's common stock and thereafter will be granted options to purchase four thousand five hundred (4,500) shares of the Company's common stock on August 31st of each year for so long as they serve as directors of the Company. The exercise price of all such options must equal the fair market value of the Company's common stock on the grant date and such grants shall become exercisable at a rate of 1/6 every six
     (6) months such that all such options will be vested three (3) years after the grant date.


3. Administration.

          (a) The Board of Directors (the "Board"), whose authority shall be plenary, shall administer the Plan, unless and until such time as the Board delegates administration of the Plan pursuant to subsection 3(c).

          (b) The Board, whose determinations shall be conclusive, shall have the power, subject to and within the limits of the express provisions of the Plan:
                   (i) To grant options pursuant to the Plan.

                       (ii) To determine from time to time which of the eligible persons shall be granted options under the Plan, the number of shares for which each option shall be granted, the term of each granted option and the time or times during the term of each option within which all or portions of each option may be exercised (which at the Board's discretion may be accelerated).

                       (iii) To construe and interpret the Plan and options granted under it and to establish, amend, and revoke rules and regulations for its administration. The Board, in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission or inconsistency in the Plan or in any option agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                       (iv) To grant options in exchange for cancellation of options granted earlier at different exercise prices; provided, however, that nothing contained herein shall empower the Board to grant an ISO under conditions or pursuant to terms that are inconsistent with the requirements of subsection 4(b), below, or
          Section 422 of the Code.

                       (v) To prescribe the terms and provisions of each option granted (which need not be identical) and the form of written instrument that shall constitute the option agreement.

                       (vi) To amend the Plan as provided in Section 10, below.

                       (vii)   Generally,   to  exercise  such  powers  and  to
          perform such acts as are deemed necessary or expedient to promote the best interests of the Company.

                       (viii) To take appropriate action to cause any option granted hereunder to cease to be an ISO; provided, however, no such action may be taken by the Board without the written consent of the affected optionee.

          (c) The Board may, by resolution, delegate administration of the Plan (including, without limitation, the Board's powers under subsection 3(b) above) to an existing committee acting under the authority of the Board, consisting of not less than two (2) members of the Board, each of whom shall not at any time within one (1) year prior to his or her service as an administrator of the Plan have received a grant or award of equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates. The Board shall have complete discretion to determine the composition structure, form, term and operation of any committee established to administer the Plan. The Board at any time may revest in the Board the administration of the Plan.

4. Shares Subject to Plan and to Option.

          (a) Subject to the provisions of Section 9, below (relating to adjustments upon changes in stock), the stock which may be sold pursuant to options granted under the Plan shall not exceed in the aggregate Five Hundred Thousand (500,000) shares of the Company's authorized Common Stock and may be unissued shares, reacquired shares, or shares bought on the market for the purpose of issuance under the Plan. If any options granted under the Plan shall for any reason terminate or expire without having been exercised in full, the stock not purchased under such options shall be available again for the purpose of the Plan.

          (b) If the aggregate fair market value of stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year exceeds the amount provided in Section 422(d) of the Code, such options representing stock in excess of the Section 422(d) annual limitation shall be deemed to be a grant of an NSO to the extent of such excess.

5. Eligibility.

          (a) Incentive Stock Options may be granted only to full or part-time employees of the Company. The price to be paid for each share of common stock upon the exercise of an option shall be determined by the Administrator at the time the option is granted, but shall in no event be less than eighty-five percent (85%) in the case of a nonstatutory stock option, and one hundred percent (100%) in the case of an incentive stock option, of the fair market value of a share of Common Stock on the date the option is granted.

          (b) No option shall be granted to any individual who, at the time such option would be granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of outstanding capital stock of the Company, unless the exercise price is, in the case of a nonstatutory stock option, not less than one hundred percent (100%) and, in the case of an incentive stock option, not less than one hundred ten percent (110%) of the fair market value of the Common Stock on the date the option is granted, and in the case of an incentive stock option the period within which the option may be exercised does not exceed five (5) years from the date the option is granted.

          (c) Directors of the Company who are not also employees of the Company shall not be eligible for ISO, but are eligible for NSO. Independent contractors shall only be eligible for NSO. Any employee may hold more than one (1) option at any time.

6. Terms of Options.
          Options granted pursuant to the Plan need not be identical, but each option shall be granted within ten (10) years from the date the Plan is adopted by the Board or approved by the shareholders, whichever is earlier, shall specify the number of shares to which it pertains and shall be subject to the following terms and conditions:

          (a) The purchase price under each option shall not be less than eighty-five percent (85%), in the case of an NSO, or one hundred percent (100%), in the case of an ISO, of the fair market value of the stock subject thereto on the last trading day prior to the date the option is granted (if the Stock is publicly traded, its closing sales price on NASDAQ, the over-the-counter market or on an exchange), as such value is determined in good faith by the Board of Directors, by taking into consideration (with respect to stock which is not publicly traded) the Company's net worth, prospective earning power and dividend-paying capacity, and other relevant factors.

          Some of the "other relevant factors" are the goodwill of the business; the economic outlook in the particular industry; the Company's position in the industry and its management; the degree of control of the business represented by the block of stock to be valued; and the values of securities of corporations engaged in the same or similar lines of business which are listed on a stock exchange. In addition to the relevant factors described above, consideration shall also be given to nonoperating assets including proceeds of life insurance policies payable to or for the benefit of the Company, to the extent such nonoperating assets have not been taken into account in the determination of net worth prospective earning power and dividend-earning capacity.

          (b) Except as otherwise set forth in Section 5, above, the term of any ISO shall not be greater than ten (10) years from the date it was granted, and the term of any NSO shall not be greater than ten (10) years and two
     (2) days from the date it was granted.

          (c) An option by its terms, shall not be transferable otherwise than by will or the laws of descent and distribution and may be exercisable, during the lifetime of the option holder, only by the individual to whom the option is granted.

          (d) Each option shall become exercisable on an annual basis as to not less than twenty percent (20%) of the total number of shares subject thereto.

          (e) Upon the termination of a participant's employment, his rights to exercise an option then held by him shall be only as follows:
                        (i) If a participant's employment, directorship or consulting relationship is terminated by death or disability, he or his estate, as the case may be, shall have the right for a period of not less than one (1) year following the date of death or disability, or for such longer period as the Board may fix, to exercise the option to the extent the participant was entitled to exercise such option on the date of his death or disability, or to the extent otherwise specified by the Board, which may so specify, at a time that is subsequent to the date of his death or disability, provided the actual date of exercise is in no event after the expiration of the term of the option. A participant's estate shall mean his legal representative or any person who acquires the right to exercise an option by reason of the participant's death or disability.

                        (ii) If a participant's employment, directorship or consulting relationship is terminated for any reason other than "death or disability," he may, for a period of at least three (3) months following such termination (but in no event later than that date upon which the option expires by reason of the lapse of time), or within such longer period as the Board may fix, exercise the option to the extent such option was exercisable by the participant on the date of such termination, or to the extent otherwise specified by the Board, which may so specify at a time that is subsequent to the date of such termination, provided the date of exercise is in no event after the expiration of the term of the option.

          (f) Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Board shall deem appropriate. No option, however, nor anything contained in the Plan, shall confer upon any participant any right to continue as an employee or director of, or consultant to, the Company (or affiliate) nor limit in any way the right of the Company (or affiliate) to terminate his employment or other relationship with the Company at any time.

          (g) Subject to any required action by the Company's shareholders, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain and apply to the securities to which a holder of the number of shares subject to the option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation shall cause each outstanding option to terminate, unless the surviving corporation in the case of a merger or consolidation assumes outstanding options or replaces them with substitute options having substantially similar terms and conditions.

7. Payments and Loans Upon Exercise.

          (a) The purchase price of stock sold pursuant to an option shall be paid in full either in cash or by certified check at the time the option is exercised or pursuant to any deferred payment arrangement that the Board in its discretion may approve; provided, however, that any interest to be paid by an optionee in connection with any such deferred payment arrangement shall be charged at the applicable federal rate as defined in Section 1274(d) of the Code.

          (b) The Company may make loans or guarantee loans made by an appropriate financial institution to individual optionees, including officers, on such terms as may be approved by the Board for the purpose of financing the exercise of options granted under the Plan and the payment of any taxes that may be due by reason of such exercise.

          (c) In addition, if and to the extent authorized by the Board, optionees may make all or any portion of any payment due to the Company upon exercise of an option by delivery of any property (including securities of the Company) other than cash, so long as such property constitutes valid consideration for the stock under applicable law.

          (d) Where the Company has or will have a legal obligation to withhold taxes relating to the exercise of any stock option, such option may not be exercised, in whole or in part, unless such tax obligation is first satisfied in a manner satisfactory to the Company.

8. Use of Proceeds from Stock.
          Proceeds from the sale of stock pursuant to options granted under the Plan shall be used for general corporate purposes.

9. Adjustments of and Changes in the Stock.
          Subject to the rights of the Company set forth in Section 6 above, in the event that the shares of Common Stock of the Company, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or if the number of shares of Common Stock of the Company shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of Common Stock of the Company theretofore appropriated or thereafter subject or which may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of the Company shall be so changed, or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. Outstanding options shall also be amended as to price and other terms if necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock of the Company, or of any stock or other securities into which such Common Stock of the Company, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, then if the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in any option theretofore granted or which may be granted under the Plan, such adjustment shall be made in accordance with such determination. No right to purchase fractional shares shall result from any adjustment in options pursuant to this Section 9. In case of any such adjustment, the shares subject to the option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Company to each holder of an option which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

10. Amendment of the Plan.
          The Board may not amend the Plan more than once every six months except to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. Except as provided in Section 9 (relating to adjustments upon changes in stock), no amendment shall be effective, unless approved, within twelve (12) months before or after the date of such amendment's adoption, by the vote or written consent of a majority of the outstanding shares of the Company entitled to vote, where such amendment will:

         (a) Increase the number of shares reserved for options under the Plan;

         (b)      Materially    increase   the   benefits    accruing   to
                  participants under the Plan; or

         (c) Materially modify the requirements of Section 5 as to eligibility for participation in the Plan.

                          It is expressly contemplated that the Board may amend the Plan in any respect necessary to provide the Company's employees with the maximum benefits provided or to be provided under Section 422 of the Code and the regulations promulgated thereunder relating to employee incentive stock options and/or to bring the plan or options granted under it into compliance therewith.

                          Rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by amendment of the Plan, except with the consent, which may be obtained in any manner deemed by the Board to be appropriate, of the person to whom the option was granted.

11. Termination or Suspension of the Plan.
          The Board at any time may suspend or terminate the Plan. The Plan, unless sooner terminated, shall terminate at the end of ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. An option may not be granted under the Plan while the Plan is suspended or after it is terminated.

          Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted, which may be obtained in any manner that the Board deems appropriate.

12. Listing, Qualification or Approval of Stock;  Approval of Options.
          All options granted under the Plan are subject to the requirement that if at any time the Board shall determine in its discretion that the listing or qualification of the shares of stock subject thereto on any securities exchange or under any applicable law, or the consent or approval by any governmental regulatory body or the shareholders of the Company, is necessary or desirable as a condition of or in connection with the issuance of shares under the option, the option may not be exercised in whole or in part, unless such listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board.

13. Binding Effect of Conditions.
          The conditions and stipulations hereinabove contained or in any option granted pursuant to the Plan shall be and constitute a covenant running with all of the shares of the Company owned by the participant at any time, directly or indirectly whether the same have been issued or not, and those shares of the Company owned by the participant shall not be sold, assigned or transferred by any person save and except in accordance with the terms and conditions herein provided, and the participant shall agree to use his best efforts to cause the officers of the Company to refuse to record on the books of the Company any assignment or transfer made or attempted to be made, except as provided in the Plan and to cause said officers to refuse to cancel old certificates or to issue or deliver new certificates therefor where the purchaser or assignee has acquired certificates for the stock represented thereby, except strictly in accordance with the provisions of this Plan.

14. Effective Date of Plan.
          The Plan shall become effective as determined by the Board but no options granted under it shall be exercisable until the Plan has been approved by the vote or written consent of the holders of a majority of the outstanding shares of the Company entitled to vote.

15. Miscellaneous.
          The use of any masculine pronoun or similar term is intended to be without legal significance as to gender.

16. Financial Reports.
          The Company shall provide financial and other information regarding the Company, on an annual or more frequent basis, to each individual holding an outstanding option under the Plan, as required pursuant to
     Section 260.140.46 of Title 10, California Code of Regulations.